Exhibit 99.1

 Point Therapeutics to Webcast Presentation at Punk Ziegel Diabetes Symposium:
                  New Development in the Treatment of Diabetes

     BOSTON--(BUSINESS WIRE)--Sept. 21, 2004--Point Therapeutics, Inc. (NASDAQ:
POTP) announced today that the Company will be presenting on its preclinical diabetes program at the Punk Ziegel Diabetes Symposium: New Development in the Treatment of Diabetes on Wednesday, September 22, 2004 at 10:10AM ET.
     Point Senior Vice President Barry Jones will discuss the role of DPP-4 in type 2 diabetes and review preliminary preclinical data on Point's novel DPP-4 inhibitor, PT-630.
     DPP-4 is a well-validated drug target for type 2 diabetes. PT-630 has been shown to have a high affinity for DPP-4. The compound has initial promising preclinical data in type 2 diabetes and a favorable acute toxicity profile.
     While Point remains focused on development of its lead product, talabostat, for oncology indications, the Company believes that it will be able to leverage its expertise in dipeptyl peptidases in the PT-630 program. Pre-clinical work continues with the goal of determining the optimal clinical and commercial path for a potential diabetes product candidate.
     The presentation webcast can be accessed at http://69.27.168.167/stratosphere/links.htm and will be archived for 30 days following the presentation.

     ABOUT POINT THERAPEUTICS, INC.:

     Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of malignant tumors and certain hematopoietic disorders, type 2 diabetes, and as vaccine adjuvants. Point's lead product candidate, talabostat, has the potential to inhibit the growth of certain malignant tumors and to reconstitute the hematopoietic system.

     In 2004, Point has initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single agent and in combination with cisplatin in advanced metastatic melanoma, and in combination with rituximab in patients with advanced chronic lymphocytic leukemia. In addition, Point is currently testing talabostat in combination with rituximab in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain the necessary regulatory approvals, (iii) obtain external funding to finance the operations and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Amendment No.1 to Form S-3 Registration Statement and Amendment No.2 to Annual Report on Form 10-K/A, both filed with the Securities and Exchange Commission on June 1, 2004 and from time to time in Point's other reports filed with the Securities and Exchange Commission.

     CONTACT: Point Therapeutics
              Richard N. Small, 617-933-2136
              or
              The Trout Group
              Ritu Baral, 212-477-9007 ext. 25 (investor relations)